EXHIBIT A
                                                                              to
                                                                      Securities
                                                                        Purchase
                                                                       Agreement


THIS CONVERTIBLE TERM DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR ANY SUCH OFFER, SALE OR TRANSFER IS MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


                           CONVERTIBLE TERM DEBENTURE

April 9, 1997                                                        $ _________

     FOR VALUE RECEIVED, FASTCOMM COMMUNICATIONS CORPORATION, a Virginia corporation (hereinafter called the "Borrower" or the "Corporation") hereby promises to pay to the order of ______________ or registered assigns (the "Holder") the sum of ______________________Dollars ($________) on April 9, 2001
(the "Scheduled Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of five percent (5%) per annum from the date hereof (the "Issue Date") until the same becomes due and payable (which interest shall accrue on a daily basis based on a 360 day year), whether at maturity or upon acceleration or otherwise. Any amount of principal of or interest on this Debenture which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. Interest shall commence accruing on the Issue Date and, to the extent not converted in accordance with the provisions of Article IV below, shall be payable on the date the principal amount in respect of which it has accrued is paid, whether at maturity or upon acceleration or by prepayment or otherwise. Except as otherwise provided in Article VIII hereof, all payments of principal and interest shall be made in shares of Common Stock and Warrants (each, as defined below) at a conversion price equal to the average of the Closing Bid Prices for the ten (10) consecutive trading days ending on the trading day immediately preceding the Scheduled Maturity Date (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period). All payments shall be made at such address as the

Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture.

     This Debenture is being issued by the Borrower along with similar convertible term debentures (the "Other Debentures" and together with this Debenture, the "Debentures") delivered to other holders (if any) (together with the Holder referred to herein, the "Holders") pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Borrower and the Holders (the "Purchase Agreement").

                                    ARTICLE I

                                   PREPAYMENT

     A. Limited Right to Prepay. Upon the occurrence of an Event of Default (as defined herein), this Debenture shall be prepaid by the Borrower in accordance with the provisions of Article VIII hereof. Except as provided in Paragraph B of this Article I, this Debenture may not be prepaid without the prior written consent of the Holder.

     B. Prepayment at Borrower's Option.

          (i) So long as no Event of Default shall have occurred, during the thirty (30) calendar day period beginning on the trading day following the first ten (10) consecutive trading day period (if any) that the average of the Closing Bid Prices (as defined below) for the Common Stock is less than $3.02 per share (subject to equitable adjustments for stock splits, stock dividends, reclassifications or similar events) and provided the Borrower is not in material violation of any of its obligations under the Securities Purchase Agreement or the Registration Rights Agreement, then the Borrower shall have the right to prepay ("Prepayment at Borrower's Election") all or any portion of the then outstanding Debentures (other than Debentures which are the subject of a Notice of Conversion delivered prior to the delivery date of the Optional Prepayment Notice (as defined below)) for the Optional Prepayment Amount (as defined below), which right shall be exercisable one time during the term of this Debenture by the Borrower in its sole discretion by delivery of an Optional Prepayment Notice during such thirty (30) day period and otherwise in accordance with the prepayment procedures set forth below. Any optional prepayment pursuant to this Paragraph B shall be made ratably among the holders of Debentures in proportion to the principal amount of Debentures then outstanding. Holders of Debentures may convert all or any part of their Debentures selected for prepayment hereunder into Common Stock and Warrants at a conversion price equal to the average of the Closing Bid Prices for the ten (10) consecutive trading days ending on the trading day immediately preceding the Conversion Date (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period) by delivering a Notice of Conversion to the Borrower at any time prior to the Effective Date of Prepayment as defined in subparagraph (iii). The "Optional Prepayment Amount" with respect to each Debenture means (a) 120% multiplied by the sum of the principal amount thereof plus all accrued and unpaid interest and Conversion Default Payments (if any) through the date of prepayment plus (b) Warrants to purchase forty percent (40%) of the number of shares of Common Stock which would have been issuable to the holder of such Debenture had such Debenture been converted into Common Stock and Warrants in accordance with Article IV.A on the date of delivery of the Optional Prepayment Notice.

          (ii) The Borrower may not deliver an Optional Prepayment Notice to a holder of Debentures unless on or prior to the date of delivery of such Optional Prepayment Notice, the Borrower shall have deposited with NationsBank, N.A. or another escrow agent reasonably satisfactory to the Holder, as a trust fund, cash and Warrants sufficient in amount to pay all amounts to which the holders of Debentures are entitled upon such prepayment pursuant to subparagraph (i) of this Paragraph B, with irrevocable instructions and authority to such transfer agent or escrow agent to complete the prepayment thereof in accordance with this Paragraph B. Any Optional Prepayment Notice delivered in accordance with the immediately preceding sentence shall be accompanied by a statement executed by a duly authorized officer of its transfer agent or escrow agent, certifying the amount of funds and Warrants which have been deposited with such transfer agent or escrow agent and that the transfer agent or escrow agent has been instructed and agrees to act as prepayment agent hereunder.

          (iii) The Borrower shall effect each prepayment under this Article I.B by giving at least five (5) business days but not more than ten (10) business days prior written notice (the "Optional Prepayment Notice") of the date which such prepayment is to become effective (the "Effective Date of Prepayment"), the Debentures selected for prepayment and the Optional Prepayment Amount to (i) the holders of Debentures selected for prepayment at the address and facsimile number of such holder appearing in the Borrower's register for the Debentures and (ii) the transfer agent for the Common Stock, which Optional Prepayment Notice shall be deemed to have been delivered on the business day after the Borrower's fax (with a copy sent by overnight courier to the holders of Debentures) of such notice to the holders of Debentures.

          (iv) The Optional Prepayment Amount shall be paid to the holder of the Debentures being prepaid within three (3) business days of the Effective Date of Prepayment; provided, however, that the Borrower shall not be obligated to deliver any portion of the Optional Prepayment Amount until either the Debentures being prepaid are delivered to the office of the Borrower or the transfer agent, or the holder notifies the Borrower or the transfer agent that such Debentures have been lost, stolen or destroyed and delivers the documentation in accordance with Article X.H hereof. Notwithstanding anything herein to the contrary, in the event that the Debentures being prepaid are not delivered to the Borrower or the transfer agent prior to the 3rd business day following the Effective Date of Prepayment, the prepayment of the Debentures pursuant to this Article I.B shall still be deemed effective as of the Effective Date of Prepayment and the Optional Prepayment Amount shall be paid to the holder of Debentures being prepaid within five (5) business days of the date the Debentures are actually delivered to the Borrower or the transfer agent.

                                   ARTICLE II

                             [INTENTIONALLY OMITTED]


                                   ARTICLE III

                               CERTAIN DEFINITIONS

     The following terms shall have the following meanings:

     A. "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the aggregate principal amount represented by the then outstanding Debentures ("Majority Holders") if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

     B. "Conversion Amount" means the portion of the principal amount of this Debenture being converted, plus the accrued interest thereon through the Conversion Date as specified in the notice of conversion in the form attached hereto (the "Notice of Conversion").

     C. "Conversion Date" means, for any Optional Conversion, the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before Midnight, New York City time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

     D. "Conversion Percentage" shall have the following meaning and shall be subject to adjustment as provided herein:

If the Conversion Date is:                    Then the Conversion Percentage is:
--------------------------                    ----------------------------------

Prior to October 6, 1997                                     100%

On or after October 6, 1997                                   90%

     E. "Conversion Price" means, (a) with respect to any Conversion Date occurring prior to October 6, 1997, the Variable Conversion Price and (b) with respect to any Conversion Date occurring on or after October 6, 1997, the lower of the Fixed Conversion Price and the Variable Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

     F. "Fixed Conversion Price" means $7.54, and shall be subject to adjustment as provided herein.

     G. "N" means the number of days from, but excluding, the Issuance Date through and including the Conversion Date.

     H. "Variable Conversion Price" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage then in effect by the average of the Closing Bid Prices for the Common Stock for the ten (10) consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period), and shall be subject to adjustment as provided herein.

     I. "Warrant Coverage Percentage" shall have the following meaning and shall be subject to adjustment as provided herein:

If the Conversion Date is:              Then the Warrant Coverage Percentage is:
--------------------------              ----------------------------------------

Prior to October 6, 1997                                  0%

On or after October 6, 1997                              20%
and prior to April 4, 1998

On or after April 4, 1998                                40%


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

                                  IV CONVERSION

     A. Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Paragraph C of this Article IV, the Holder may, at any time and from time to time, convert (an "Optional Conversion") all or any part of the outstanding principal amount of this Debenture, plus all accrued interest thereon through the Conversion Date, into:

          (i) a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                                Conversion Amount
                                -----------------
                                Conversion Price
                                                         Plus

          (ii) warrants, in the form attached as Exhibit B to the Securities Purchase Agreement, to purchase a number of shares of Common Stock equal to the Warrant Coverage Percentage multiplied by the number of shares of Common Stock issuable pursuant to clause (i) above (the "Warrants") .

     B. Mechanics of Conversion. In order to effect an Optional Conversion, Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation for the Common Stock and (y) surrender or cause to be surrendered, this Debenture duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from Holder, the Corporation shall immediately send, via facsimile, a confirmation to Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock and Warrants upon a conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock and Warrants issuable upon such conversion unless either this Debenture is delivered to the Corporation as provided above, or the holder notifies the Corporation that this Debenture has been lost, stolen or destroyed (and the requirements of Article X.H are complied with).

          (i) Delivery of Common Stock and Warrants Upon Conversion. Upon the surrender of this Debenture and a Notice of Conversion, the Corporation shall, no later than the later of the (a) second business day following the Conversion Date and (b) the date of such surrender (or, if this Debenture is lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article X.H) (the "Delivery Period"), issue and deliver to the Holder (x) that number of shares of Common Stock and Warrants issuable upon conversion of the portion of this Debenture being converted and (y) a new Debenture in the form hereof representing the balance of the principal amount hereof not being converted, if any.


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

          (ii) Taxes. The Corporation shall pay any and all taxes (other than transfer taxes) which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock and Warrants upon the conversion of this Debenture.

          (iii) No Fractional Shares. If any conversion of this Debenture would result in the issuance of either a fractional share of Common Stock or a Warrant to purchase a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Debenture or upon exercise of the Warrant shall be the nearest whole number of shares.

          (iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock and Warrants as are not disputed in accordance with subparagraph (i) above. If such dispute only involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock and Warrants in accordance with subparagraph (i) above.

     C. Limitations on Conversions. The Conversions of this Debenture shall be subject to the following limitations (each of which limitations shall be applied independently):

          (i) Volume Limitations. During the first 360 days following the Closing Date (except during a Prepayment Conversion Period), Holder may not during any ninety (90) calendar day period ending on a Conversion Date, convert at the Variable Conversion Price more than seventy-five percent (75%) of the original principal amount of this Debenture. For the avoidance of doubt, the conversion of any portion of this Debenture into Common Stock and Warrants subject to an Optional Prepayment Notice shall not be counted as a conversion at the Variable Conversion Price for purposes of this subparagraph (i).

          (ii) Cap Amount. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, in no event shall the total number of shares of Common Stock issued upon conversion of this Debenture and the Other Debentures exceed the maximum number of shares of Common Stock that the Corporation can so issue pursuant to Rule 4460(i) of the Nasdaq National Market ("Nasdaq") (or any successor rule) (the "Cap Amount") which, as of the Issue Date is 2,016,261 shares. The portion of the Cap Amount allocable to this Debenture shall be 40,325 shares and shall be subject to adjustment as provided in Article X.D. In the event the Corporation is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph (i), the Corporation shall comply with Article VII.


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

          (iii) No Five Percent Holders. In no event shall Holder be entitled to receive shares of Common Stock upon a conversion to the extent that the sum of
(x) the number of shares of Common Stock beneficially owned by Holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of any Debentures or the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, the Warrants) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) above. The restriction contained in this subparagraph
(iii) shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the Common Stock and the Holder shall approve such alteration, amendment, deletion or change.


                     V RESERVATION OF SHARES OF COMMON STOCK

     A. Reserved Amount. On the Issue Date, the Corporation shall have reserved 60,000 authorized but unissued shares of Common Stock for issuance upon conversion of this Debenture and exercise of the Warrants issuable upon conversion hereof and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall not be decreased and shall at all times be sufficient to provide for the conversion of the outstanding principal amount of this Debenture (and accrued interest thereon) at the then current Conversion Price and exercise of the Warrants then issuable upon conversion hereof.

     B. Increases to Reserved Amount. If the Reserved Amount for any three (3) consecutive trading days (the last of such three (3) trading days being the "Authorization Trigger Date") shall be less than 135% of the number of shares of Common Stock issuable upon conversion of this Debenture and exercise of the Warrants issuable upon conversion hereof on such trading days, the Corporation shall immediately notify Holder of such occurrence and shall take immediate action (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of this Debenture and exercise of the Warrants issuable upon conversion hereof. In the event the Corporation fails to so increase the Reserved Amount within ninety
(90) days after an Authorization Trigger Date, Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to prepay for cash, at the Default Amount (as defined in Article VIII.B), a portion of the principal amount of this Debenture (plus accrued interest thereon) such that, after giving effect to such prepayment, the Reserved Amount exceeds 135% of the total number of shares of Common Stock issuable to Holder upon conversion of this Debenture (and exercise of the Warrants issuable upon conversion hereof) on the date of the Default Notice. If the Corporation fails to pay such Default Amount within five (5) business days after its receipt of a Default Notice, then Holder shall be entitled to the remedies provided in Article VIII.C.


                        VI FAILURE TO SATISFY CONVERSIONS

     A. Conversion Default Payments. If, at any time, (x) Holder submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed Holder's Reserved Amount or allocated portion of the Cap Amount, for which failures the Holder shall have the remedies set forth in Articles V and VII) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such conversion, such number of Warrants or freely tradeable shares of Common Stock to which Holder is entitled upon such conversion, or (y) the Corporation provides notice to any Holder at any time of its intention not to issue Warrants or freely tradeable shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of the Debentures (other than because such issuance would exceed such Holder's Reserved Amount or allocated portion of the Cap Amount) (each of (x) and (y) being a "Conversion Default"), then the Corporation shall pay to Holder, payments for the first ten (10) business days following the expiration of the Delivery Period, in the case of a Conversion Default described in clause (x), and for the first ten (10) business days of a Conversion Default described in clause (y), an amount equal to $500 per day. In the event any Conversion Default continues beyond such ten (10) business day period, the Corporation shall pay to Holder an additional amount equal to:

                     (.24) x (D/365) x (the Default Amount)

where:

     "D" means the number of days after the expiration of the ten (10) business day period described above through and including the Default Cure Date;

     "Default Amount" means the outstanding principal amount of all Debentures held by Holder plus all accrued and unpaid interest thereon as of the first day of the Conversion Default.

     "Default Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the portion of this Debenture submitted for conversion and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation begins to issue freely tradeable Common Stock in satisfaction of all conversions of Debentures in accordance with their terms.

     The payments to which Holder shall be entitled pursuant to this Paragraph A are referred to herein as "Conversion Default Payments." Holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default

Payments, at any time, into Common Stock and Warrants at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default through the Conversion Date for such conversion. In the event Holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance with and be subject to the provisions of Article X.J. In the event Holder elects to convert all or any portion of the Conversion Default Payments, Holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which Holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article IV.

     B. Adjustment to Conversion Price. If Holder has not received certificates for all shares of Common Stock and Warrants prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of any portion of any of Holder's Debentures for any reason (other than because such issuance would exceed Holder's Reserved Amount or allocated portion of the Cap Amount, for which failures Holder shall have the remedies set forth in Articles V and VII), then the Fixed Conversion Price shall thereafter be the lesser of (i) the Fixed Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the day such shares of Common Stock and Warrants are delivered to the Holder. If there shall occur a Conversion Default of the type described in clause (y) of Article VI.A., then the Fixed Conversion Price with respect to any conversion thereafter shall be the lowest Conversion Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the Default Cure Date. The Fixed Conversion Price shall thereafter be subject to further adjustment for any events described in Article IX.

     C. Buy-In Cure. Unless the Corporation has notified the Holder in writing that the Corporation is unable to honor conversions, if (i) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to Holder upon a conversion of this Debenture and (ii) after the applicable Delivery Period with respect to such conversion, Holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery upon a sale by Holder of the shares of Common Stock (the "Sold Shares") which Holder anticipated receiving upon such conversion (a "Buy-In"), the Corporation shall pay Holder (in addition to any other remedies available to Holder) the amount by which (x) Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the net proceeds received by the Holder from the sale of the Sold Shares. For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock sold for $10,000, the Corporation will be required to pay the Holder $1,000. Holder shall provide the Corporation written notification indicating any amounts payable to Holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article X.J.

     D. Right to Require Prepayment. If the Corporation fails, and such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by Holder, for any reason (other than because such issuance would exceed Holder's Reserved Amount or its allocated portion of the Cap Amount, for which failures Holder shall have the remedies set forth in Articles V and VII) to issue shares of Common Stock or Warrants within ten (10) business days after the expiration of the Delivery Period with respect to any conversion of this Debenture, then Holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to have all or any portion of Holder's outstanding Debentures prepaid by the Corporation for cash, the Default Amount (as defined in Article VIII.B). If the Corporation fails to pay such Default Amount within five (5) business days after its receipt of a Prepayment Notice, then Holder shall be entitled to the remedies provided in Article VIII.C.

                   VII INABILITY TO CONVERT DUE TO CAP AMOUNT

     A. Obligation to Cure. If at any time the then unissued portion of Holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon conversion of this Debenture (a "Trading Market Trigger Event"), the Corporation shall immediately notify the Holders of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its shareholders to authorize the issuance of the full number of shares of Common Stock which would be issuable upon the conversion of this Debenture but for the Cap Amount) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Cap Amount. In the event the Corporation fails to eliminate all such prohibitions within ninety (90) days after the Trading Market Trigger Event, Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to pay for cash, at the Default Amount (as defined in Article VIII.B), a portion of the principal amount of this Debenture (and accrued and unpaid interest thereon) such that, after giving effect to such prepayment, Holder's allocated portion of the Cap Amount exceeds 135% of the total number of shares of Common Stock issuable to Holder upon conversion of this Debenture on the date of such Default Notice. If the Corporation fails to pay the Default Amount within five (5) business days after its receipt of a Default Notice, then Holder shall be entitled to the remedies provided in Article VIII.C.

     B. Remedies. If the Corporation fails to eliminate the applicable prohibitions within the ninety (90) day cure period referred to in Paragraph A of this Article VII and thereafter the Corporation is prohibited, at any time, from issuing shares of Common Stock or Warrants upon conversion of this Debenture because such issuance would exceed Holder's allocated portion of the Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, Holder may elect any or both of the following additional remedies:

          (i) to require, with the consent of the Majority Holders, the Corporation to terminate the listing of its Common Stock on Nasdaq (or any other stock exchange, interdealer quotation system or trading market) and to cause its Common Stock to be eligible for trading on the Nasdaq SmallCap Market or on the over-the-counter electronic bulletin board, at the option of the Holder; or

          (ii) to require the Corporation to issue shares of Common Stock and Warrants in accordance with Holder's Notice of Conversion at a conversion price equal to the average of the Closing Bid Prices of the Common Stock for the five
(5) consecutive trading days (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five
(5) trading day period) preceding the date of Holder's written notice to the Corporation of its election to receive shares of Common Stock and Warrants pursuant to this subparagraph (ii).

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     A. Events of Default. If any of the following events of default (each, an "Event of Default" ) shall occur:

          (i) the Corporation fails (i) to pay the principal hereof when due, whether at maturity, upon acceleration or otherwise or (ii) to pay interest hereon at maturity and such failure continues for a period of five (5) business days after the due date thereof,

          (ii) the Common Stock (including any of the shares of Common Stock issuable upon conversion of this Debenture and exercise of the Warrants issuable upon conversion hereof) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange or Nasdaq for an aggregate of ten (10) trading days in any nine (9) month period,

          (iii) the Corporation fails, and any such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the Holder, to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of any Debenture or any Warrant as and when required by the Debentures, the Warrants, the Securities Purchase Agreement or the Registration Rights Agreement, dated as of April 9, 1997, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement"),

          (iv) the Corporation provides notice to any of the Holders, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock or Warrants to any of the Holders upon conversion in accordance with the terms of the Debentures (other than due to the circumstances contemplated by Articles V or VII for which the Holders shall have the remedies set forth in such Articles);

          (v) the Corporation breaches any material covenant or other material term or condition of this Debenture (other than as specifically provided in subparagraphs (i)-(iv) of this Paragraph A), the Securities Purchase Agreement, the Warrants or the Registration Rights Agreement and such breach continues for a period of fifteen (15) business days after written notice thereof to the Corporation;

          (vi) any representation or warranty of the Corporation made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Securities Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which would have a material adverse effect on the Corporation or the rights of the Corporation with respect to any of the Debentures or the shares of Common Stock or Warrants issuable upon conversion of the Debentures;

          (vii) the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed, or

          (viii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation (and such proceedings shall continue unstayed for thirty (30) days);

Then, upon the occurrence and during the continuation of any Event of Default specified in subparagraphs (i)-(vi) of this Paragraph A, at the option of the Holder hereof, and upon the occurrence of any Event of Default specified in subparagraph (vii) or (viii) of this Paragraph A, the Corporation shall pay to the Holder, in satisfaction of its obligation to pay the outstanding principal amount of this Debenture and accrued and unpaid interest thereon, an amount equal to the Default Amount and such Default Amount, together with all other ancillary amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

     B. Definition of Default Amount. The "Default Amount" with respect to any portion of this Debenture means an amount equal to:

                                        A            X        M
                                    ----------
                                       C P

where:

     "A" means the principal amount of this Debenture being paid plus all accrued and unpaid interest thereon through the payment date;

     "CP" means the Conversion Price in effect on the date of the Default Notice; and

     "M" means the highest Closing Bid Price of the Company's Common Stock during the period beginning on the date of the Default Notice and ending on the payment date, as reported on the principal securities exchange or trading market on which the Common Stock is traded.

     C.  Failure to Pay  Default  Amount.  If the  Corporation  fails to pay the
Default Amount within five (5) business days of its receipt of a notice requiring such payment (a "Default Notice"), then the Holder (i) shall be entitled to interest on the Default Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date of the Default Notice until the date of payment hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Default Amount, plus interest as aforesaid, into shares of Common Stock and Warrants at the lowest Conversion Price in effect during the period beginning on the date of the Default Notice and ending on the Conversion Date with respect to the conversion of such Default Amount. In the event the Corporation is not able to pay all amounts due and payable with respect to all Debentures subject to Default Notices, the Corporation shall pay the Holders such amounts pro rata, based on the total amounts payable to such Holder relative to the total amounts payable to all Holders.

                                   ARTICLE IX

                       ADJUSTMENTS TO THE CONVERSION PRICE

     The Conversion Price shall be subject to adjustment from time to time as follows:

     A. Stock Splits, Stock Dividends, Etc. If at any time on or after the date of issuance of this Debenture, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed

Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

     B. [Intentionally Omitted]

     C. Adjustment Due to Merger, Consolidation, Etc. If, at any time there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
(ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the Holder shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock and Warrants immediately theretofore issuable, such shares of stock, securities and/or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock and Warrants immediately theretofore issuable upon conversion had such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock and Warrants issuable upon conversion of this Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this Paragraph C unless (i) the Holder has received written notice of such transaction at least thirty (30) days prior thereto, but in no event later than ten (10) days prior to the record date for the determination of shareholders entitled to vote with respect thereto; provided, however, that the Corporation shall not be required to disclose any material inside information to the Holder prior to the public disclosure thereof, and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this Debenture. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the Debentures outstanding and the Warrants issuable upon conversion thereof as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

     D. Adjustment Due to Distribution. If the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the Holder shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

     E. Issuance of Other Securities With Variable Conversion Price. If, at any time when prior to the first annual anniversary of the Closing Date (as defined in the Securities Purchase Agreement), the Corporation shall issue any securities which are convertible into or exchangeable for Common Stock ("Convertible Securities") at a conversion or exchange rate based on a discount from the market price of the Common Stock at the time of conversion or exercise, then the Variable Conversion Price in respect of any conversion of any portion of this Debenture after such issuance shall be calculated utilizing the greatest discount applicable to any such Convertible Securities.

     F. Purchase Rights. If the Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     G. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article IX, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of Holder, furnish to Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and Warrants and the amount, if any, of other securities or property which at the time would be received upon conversion of this Debenture.

                                    ARTICLE X

                                  MISCELLANEOUS

     A. Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     B. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier and shall be deemed to have been given upon receipt (which shall include telephone line facsimile transmission). For the purposes hereof, the address of the Holder shall be as shown on the records of the Corporation; and the address of the Corporation shall be 45472 Holiday Drive, Sterling, Virginia 20166, Attention: Chief Financial Officer; Facsimile
Number: (703) 318-4315, with a copy to Amon & Sabatini, L.L.P., 437 Madison Avenue, New York, New York 10022, Attention: Thomas Amon; Facsimile Number:
(212) 980- 3075. Both the Holder and the Corporation may change the address or facsimile number for service by service of written notice to the other as herein provided.

     C. Amendment Provision. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Corporation and the Majority Holders. The term "Debenture" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     D. Assignability. This Debenture shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. The Holder shall notify the Corporation upon the assignment of this Debenture. In the event a Holder shall sell or otherwise transfer any portion of this Debenture, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining holders of Debentures, pro rata based on the total principal amount of Debentures then held by such Holders. Each Holder agrees that it will not transfer less than $200,000 of principal amount of Debentures to any transferee.

     E. Cost of Collection. If default is made in any manner with respect to this Debenture, the Corporation shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

     F. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Corporation irrevocably consents to the jurisdiction of the United States federal courts located in New York, New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Corporation irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Corporation further agrees that service of process upon the Corporation, mailed by first class mail shall be deemed in every respect effective service of process upon the Corporation in any such suit or proceeding. Nothing herein shall affect the Holder's right to serve process in any other manner permitted by law. The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     G. Denominations. At the request of the Holder, upon surrender of this Debenture, the Corporation shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $100,000 as the Holder shall request.

     H. Lost or Stolen Debentures. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of this Debenture and
(ii) (y) in the case of loss,  theft or  destruction,  of  indemnity  reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of this Debenture, the Corporation shall execute and deliver new Debentures, in the form hereof, in such denominations of at least
$100,000 as the Holder may request. However, the Corporation shall not be obligated to reissue such lost or stolen Debentures if the Holder contemporaneously requests the Corporation to convert this Debenture.

     I. Statements of Available Shares. Upon request, the Corporation shall deliver to Holder a written report notifying the Holder of any occurrence which prohibits the Corporation from issuing Common Stock or Warrants upon any such conversion. The report shall also specify (i) the total principal amount of all outstanding Debentures as of the date of the request, (ii) the total number of shares of Common Stock and Warrants issued upon all conversions of Debentures through the date of the request, (iii) the total number of shares of Common Stock issued upon exercise of all Warrants through the date of the request, (iv) the total number of shares of Common Stock which are reserved for issuance upon conversion of Debentures and exercise of Warrants as of the date of the request and (v) the total number of shares of Common Stock which may thereafter be issued by the Corporation upon conversion of Debentures and exercise of Warrants before the Corporation would exceed the Cap Amount and the Reserved Amount. The Corporation shall provide, within fifteen (15) days after delivery to the Corporation of a written request by Holder, all of the information enumerated in clauses (i) - (v) of this Paragraph I.

     J. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to Holder under this Debenture (as a Conversion Default Payment, Default Amount or otherwise), such cash payment shall be made to the Holder within five (5) business days after delivery by Holder of a notice specifying that the Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five (5) business day period, Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder. Payment of interest under this Article X.J. is in lieu of and not in addition to the interest provided for in clause (i) of Article VIII.C.

     K. Restrictions on Shares. The shares of Common Stock and Warrants issuable upon conversion of this Debenture may not be sold or transferred unless (i) they first shall have been registered under the Securities Act and applicable state securities laws, (ii) the Corporation shall have been furnished with an opinion of legal counsel (in form, substance and scope customary for opinions in such circumstances) to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act or (iii) they are sold pursuant to Rule 144 under the Act. Except as otherwise provided in the Securities Purchase Agreement, each certificate for shares of Common Stock and Warrants issuable upon conversion of this Debenture that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS IN SUCH CIRCUMSTANCES THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

Upon the request of a holder of a certificate representing any shares of Common Stock or Warrants issuable upon conversion of this Debenture, the Corporation shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if (i) with such request, the Corporation shall have received either (A) an opinion of counsel, in form, substance and scope customary for opinions in such circumstances, to the effect that any such legend may be removed from such certificate, or (B) satisfactory representations from the Holder that Holder is eligible to sell such security pursuant to Rule 144 or (ii) a registration statement under the Securities Act covering such securities is in effect. Nothing in this Debenture shall (i) limit the Corporation's obligation under the Registration Rights Agreement, or (ii) affect in any way the Holder's obligations to comply with applicable securities laws upon the resale of the securities referred to herein.

     L. Status as Debentureholder. Upon submission of a Notice of Conversion by Holder, the principal amount of this Debenture and the interest thereon covered thereby shall be deemed converted into shares of Common Stock and the holder's rights with respect thereto shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to Holder because of a failure by the Corporation to comply with the terms of this Debenture. Notwithstanding the foregoing, if Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion for any reason, then (unless Holder otherwise elects to retain its status as a holder of Common Stock) the portion of the principal amount and interest thereon subject to such conversion shall be deemed outstanding under this Debenture and the Corporation shall, as soon as practicable, return this Debenture to the Holder. In all cases, Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to
Article VI.A to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.B) for the Corporation's failure to convert this Debenture.

     M. Remedies Cumulative. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Debenture. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     N. Required Conversion Into Preferred Stock.

          (i) At any time during the first six (6) months following the Issuance Date (the "Required Conversion Period") that the Required Conversion Conditions (as defined in subparagraph (iii) below) are satisfied, the Corporation shall have the right to require the conversion of all (but not less than all) of the outstanding principal amount of this Debenture into that number of shares of a to-be created series of the Company's preferred stock having the designations, preferences and rights set forth in the Certificate of Designations, Preferences and Rights attached to the Securities Purchase Agreement as Exhibit F (the "Series A Preferred Stock") which have a total face amount equal to such principal amount (a "Required Conversion"). The Corporation may exercise such right by delivery of a Required Conversion Notice (as defined in subparagraph
(ii) below) during the Required Conversion Period in accordance with the procedures set forth below. Holder may convert all or any portion of this Debenture into Common Stock by delivering a Notice of Conversion to the Corporation at any time prior to the Effective Date of Required Conversion (as defined in subparagraph (ii) below).

          (ii) The Corporation shall effect a Required Conversion under this Paragraph N by giving at least five (5) business days but not more than ten (10) business days prior written notice (the "Required Conversion Notice") of the date which such Required Conversion is to become effective (the "Effective Date of Required Conversion") to Holder, which Required Conversion Notice shall be deemed to have been delivered on the business day after the Corporation's fax (with a copy sent by overnight courier) of such notice to Holder. Upon the surrender of this Debenture, the Corporation shall issue and deliver to Holder the shares of Series A Preferred Stock to which Holder is entitled upon the Required Conversion.

          (iii) The "Required Conditions" shall consist of the following:

               (a) no Event of Default shall have occurred;

               (b) the Common Stock shall be authorized for quotation on Nasdaq and trading in the Common Stock (or Nasdaq generally) shall not have been suspended;

               (c) Holder shall have received an officer's certificate in the form attached as Exhibit A attached hereto;

               (d) the Certificate of Designation shall have been accepted for filing with the Secretary of State of Virginia and a copy thereof certified by the Secretary of State of Virginia shall have been delivered to Holder;

               (e) Holder shall have received an opinion of the Company's counsel, dated as of the Effective Date of Required Conversion, in form, scope and substance reasonably satisfactory to Holder and in substantially the form of Exhibit B attached hereto;

     O. Force Majeure. Neither the Corporation nor the Holder shall be responsible for any delay or failure to perform any part of this Debenture to the extent that such delay or failure is solely caused by fire, flood, earthquake, explosion, war, labor strike, riot, act of governmental, civil or military authority which imposes a moratorium on the performance of the specific obligation in question or other comparable extraordinary event beyond the Corporation's or Holder's control. Notice with full details of any such event shall be given to the other party as promptly as practicable after its occurrence. The affected party shall use its best efforts to minimize the effects of or end any such event so as to facilitate the resumption of full performance hereunder.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this 9th day of April, 1997.


                                       FASTCOMM COMMUNICATIONS CORPORATION


                                       By:______________________________________
                                            Name:
                                            Title:

                                                                       Exhibit 1

                              NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert $____________ principal amount of the Debenture and all accrued and unpaid interest on such principal amount (i.e., $_________) (the "Conversion"), into shares of common stock ("Common Stock") and Warrants of FastComm Communications Corporation (the "Corporation") according to the conditions of the Convertible Term Debenture dated April 9, 1997 (the "Debenture"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of the Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of this Debenture shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

In the event of partial exercise, please reissue an appropriate Debenture(s) for the principal balance which shall not have been converted.

                               Date of Conversion:___________________________

                               Applicable Conversion Price:____________________

                               Amount of Conversion Default Payments
                               to be Converted, if any:______________________

                               Number of Shares of
                               Common Stock to be Issued:_____________________

                               Number of Warrants to be Issued:_________________

                               Signature:____________________________________

                               Name:_______________________________________

                               Address:______________________________________

ACKNOWLEDGED AND AGREED:

FASTCOMM COMMUNICATIONS CORPORATION

BY:___________________________
NAME:________________________
TITLE:________________________                          DATE:___________________

* The Corporation is not required to issue shares of Common Stock or Warrants until the original Debenture (or evidence of loss, theft or destruction thereof and reasonable indemnity, if requested) to be converted are received by the Corporation or its transfer agent. The Corporation shall issue and deliver shares of Common Stock and Warrants to an overnight courier not later than the later of (a) two (2) business days following receipt of this Notice of Conversion and (b) the date of surrender of this Debenture (or evidence of loss, theft or destruction thereof), and shall make payments pursuant to the Debenture for the failure to make timely delivery.